UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 29, 2012

VOXX INTERNATIONAL CORPORATION
(formerly known as Audiovox Corporation)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-28839 (Commission File Number)
13-1964841 (IRS Employer Identification No.)
180 Marcus Blvd., Hauppauge, New York (Address of principal executive offices)	11788 (Zip Code)

Registrant's telephone number, including area code (631) 231-7750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of file following provisions:
[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

Item 8.01        Other Events.

On June 29, 2012, VOXX International Corporation (the “Company" and “VOXX”) entered into a confidential settlement agreement with MPEG-LA which resolved, without admission of liability, any and all claims arising out and relating to the parties' 2003 MPEG-2 Patent Portfolio License (the "License"). On the effective date of the settlement, VOXX paid MPEG LA the sum of $10,500,000 and the parties have released each other (and their subsidiaries and affiliates) from any claims and liabilities arising out of and relating to the License which terminated on December 31, 2010. The Company intends to take a charge in its fiscal 2013 first quarter ended May 31, 2012 and fully intends to continue to pursue its suppliers for reimbursement of the amount paid to MPEG LA.

The information furnished under Item 8.01, shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VOXX International Corporation (Registrant)

Date: July 3, 2012
BY: /s/ Charles M. Stoehr
Charles M. Stoehr
Senior Vice President and
Chief Financial Officer